ESCROW AGREEMENT

      THIS ESCROW AGREEMENT is made and entered into as of February ___, 2000, by and between ROEX, INC., a California corporation (the "Company") and SANTA BARBARA BANK & TRUST, as escrow agent (the "Escrow Agent"), with reference to the following facts.

      A. The Company is proposing to issue to the public up to 1,000,000 shares of its Common Stock (the "Offering") pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission. Pursuant to the Offering, the Company would realize proceeds of up to $5,000,000.

      B. As part of the Offering, the Company has agreed to deposit into escrow (the "Escrow") the proceeds received from subscriptions for shares until it has received acceptable subscriptions for shares with an aggregate subscription price of not less than $2,500,000. The Company proposes that it will terminate the Offering and return to the investors all funds previously deposited into the Escrow if it has not received acceptable subscriptions for a total of $2,500,000 within 90 days after the date on which the Registration Statement is declared effective (which period may be extended for an additional 90 days by the Company).

      C. The parties desire to enter into this Agreement for purposes of establishing the Escrow to hold the subscription proceeds until the Company has received at least $2,500,000 in proceeds received from subscriptions for shares.

      NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Escrow Agent agree as follows:

1.    ESCROW FUNDS.

      1.1 DEPOSIT. During the term of this Agreement, the Company shall deposit with Escrow Agent the funds (the "Escrow Funds") received from investors in connection with the Offering. The Company shall use its best efforts to deposit all Escrow Funds with Escrow Agent by 12:00 noon on the first business day following the date on which the Company receives the Escrow Funds from the investors. Escrow Agent shall have no obligation to verify whether or not the Company has timely delivered any or all of the Escrow Funds and shall be authorized to accept all Escrow Funds from the Company regardless of the date on which the Escrow Funds are delivered to the Escrow Agent or the date on which they were received by the Company from the investors.

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      1.2 RECEIPT OF ESCROW  FUNDS.  Escrow  Agent shall have no  obligation  to accept the Company's delivery of any Escrow Funds unless and until the Company has delivered to Escrow Agent written notice under Section 5.1 that the Registration Statement has been declared effective. If any check or wire transfer for any Escrow Funds does not clear normal banking channels in due course, Escrow Agent will promptly notify the Company and return such check to the Company or cancel such wire transfer.

      1.3 HOLDING AND INVESTMENT. Escrow Agent shall hold the Escrow Funds pursuant to the terms hereof and shall invest the Escrow Funds only in (a) interest-bearing savings accounts and bank money-market accounts, (b) short-term certificates of deposit issued by a bank, (c) short-term securities issued or guaranteed by the U.S. Government or (d) any combination of the foregoing. Escrow Agent shall retain all interest upon invested Escrow Funds and shall distribute such accumulated interest to the Company upon distribution of the Escrow Funds. Escrow Agent shall not be required to set up individual escrow accounts for each investor's funds, but shall deposit all of the Escrow Funds in one general escrow account in the name of the Company.

      1.4 GENERAL INSTRUCTIONS. Escrow Agent shall establish and maintain the Escrow in accordance with and subject to Escrow Agent's general rules and regulations applicable to this type of escrow account.

      1.5 STOP ORDER. During the period from and after the date on which the Company delivers to Escrow Agent written notice under Section 4.2 hereof that a stop order has been entered with respect to the Registration Statement or the effectiveness of the Registration Statement otherwise has been suspended and through the date on which the Company delivers to Escrow Agent written notice that the stop order or other suspension has been terminated (the "Suspension Period"), Escrow Agent shall continue to hold any Escrow Funds previously delivered by the Company, but shall have no obligation to accept the Company's delivery of any additional Escrow Funds. During the Suspension Period, Escrow Agent shall hold all Escrow Funds previously delivered to it in accordance with the terms of this Agreement; provided that Escrow Agent shall not disburse any of such Escrow Funds except in accordance with the provisions of Section 2.3 hereof.

      1.6 ADDITIONAL ESCROW FUNDS. The parties intend that the Escrow will be used for purposes of holding the Escrow Funds only until the Company has received Escrow Funds in the amount of $2,500,000 which are sufficient to satisfy the minimum offering requirements under the Registration Statement. Even so, Escrow Agent agrees that Escrow Funds in excess of $2,500,000 may be deposited into the Escrow and that the Escrow shall continue until terminated in accordance with the provisions of Section 2 hereof.

2.    PAYMENT OF ESCROW FUNDS.

      2.1 CLOSING OF OFFERING.

               2.1.1INITIAL  CLOSING.  Subject to the  provisions of Section 1.5 and hereof, so long as:

                    A. the amount of the Escrow Funds, exclusive of any interest or other amount accrued on the Escrow Funds, is then not less than Two Million Five Hundred Thousand Dollars ($2,500,000); and

                    B. the written instructions described below are delivered by the Company to Escrow Agent no later than 90 days after the effective date of the Registration Statement ( no later than 180 days after the effective date of the Registration Statement if extended thereto by the Company); Escrow Agent shall disburse to the Company all of the Escrow Funds and all interest and other amounts accrued thereon within five (5) days after its receipt of written instructions from the President of the Company or issued by a court of competent jurisdiction confirming that (i) the Company has accepted the subscriptions for the Escrow Funds then held by Escrow Agent, (ii) the Registration Statement is then effective and no stop order or other suspension is then effective with respect to the Registration Statement or the offering, and (iii) the other terms and conditions of the Offering relating to such Escrow Funds have been fully satisfied. Escrow Agent may condition its disbursement of the Escrow Funds on its receipt of such acknowledgments, receipts and other documents as it reasonably may request for purposes of confirming compliance with the terms of this Agreement.

      2.2 ABANDONMENT OF OFFERING. In the event that the Company abandons or otherwise fails to close the Offering, whether because the Company has not timely raised the minimum investment or otherwise, the Company promptly shall provide written notice thereof to Escrow Agent authorizing Escrow Agent to disburse the Escrow Funds then held by Escrow Agent directly to the investors without interest. The Company shall promptly provide Escrow Agent with a list of names, addresses and amounts of the investment confirmed by the Company's President to be true, correct and complete. Promptly after its disbursal of the Escrow Funds to the investors, Escrow Agent shall deliver to the Company a written statement showing the amount disbursed to each investor.

      2.3 NOTICE DATE. Promptly after the Registration Statement has been declared effective, the Company shall advise Escrow Agent of the date 90 days (or if extended 180 days)after such effective date (the "Notice Date") by which the Company is obligated to have received acceptable subscriptions for at least $2,500,000. If, on the Notice Date, Escrow Agent has not previously disbursed any of the Escrow Funds to the Company under Section 2.1.1 above and does not then hold Escrow Funds, exclusive of interest and other amounts accrued thereon, in the amount of at least $2,500,000, Escrow Agent may, on five (5) days prior written notice to the Company, terminate the Escrow and disburse the Escrow Funds to the Company for the specific purposes of the Company's refund of the Escrow Funds to the investors. If Escrow Agent delivers the Escrow Funds to the Company for refund to the investors, the Company shall, within ten (10) business days after the Escrow Agent's delivery of the Escrow Funds, (x) effect the refund of the Escrow Funds to the investors and (y) deliver to Escrow Agent written confirmation that the Company has refunded the Escrow Funds to the investors; provided that Escrow Agent shall have no obligation to confirm that the Escrow Funds have been delivered to the investors or to compel the Company to provide the written confirmation to Escrow Agent.

3.    ESCROW AGENT.

      3.1 COMPENSATION. The Company shall pay Escrow Agent such compensation and shall reimburse the Escrow Agent for costs and expenses in accordance with Escrow Agent's current fee schedule.

      3.2 DUTIES OF ESCROW AGENT. Escrow Agent shall have no duties or responsibilities under this Agreement other than those specifically set forth in this Agreement, and will act only in accordance with the provisions of this Agreement. Escrow Agent shall be protected in acting upon any document reasonably believed by it to be genuine and containing what purports to be the signature of the President of the Company or a certified copy of a final nonappealable order issued by a court of competent jurisdiction.

      3.3 INDEMNITY. The Company shall indemnify, defend and hold Escrow Agent, and each of its officers, directors, employees and agents harmless from and against any and all claims, costs, demands, judgments, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in connection with any act or failure to act (other than by reason of such person's willful misconduct or gross negligence) on the part of such person in connection with any of the duties required to be performed by Escrow Agent hereunder.

      3.4 INTERPLEADER. In the event of any controversy arising hereunder, Escrow Agent may (but shall not be required to) interplead the Escrow Funds with a court of competent jurisdiction and, defer the distribution of any of the Escrow Funds until its receipt of instructions from the court. The costs of such interpleader shall be borne by the Company.

      3.5 COMPLIANCE WITH INSTRUCTIONS. Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

      3.6 LIMITATION. Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may relay upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

      3.7 RELIANCE. Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, facsimile, or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

      3.8 LEGAL ACTION. Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by the Company and indemnified by the Company to Escrow Agent's satisfaction against the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against it, Escrow Agent shall promptly give notice thereof to the Company. Escrow Agent shall not be required to institute legal proceedings of any kind.

      3.9 NO WAIVER. Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by Escrow Agent, and only to the extent expressly therein set forth. A waiver by Escrow Agent under any term of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

     3.10 RESIGNATION. Escrow Agent may resign as such hereunder by giving thirty (30) days written notice thereof to the Company. Within twenty (20) days after receipt of such notice, the Company shall furnish to Escrow Agent written instructions for the release of the Escrow Funds to a substitute Escrow Agent which (whether designated by written instructions from the Company or, in the absence thereof, by instructions to Escrow Agent from a court of competent jurisdiction) shall be a bank or trust company organized and doing business under the laws of the United States or any state thereof. Such substitute Escrow Agent shall thereafter hold any Escrow Funds received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were Escrow Agent originally named herein. Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of all of the Escrow Funds then held in escrow according to such written instruction or upon such delivery as herein provided.

This Agreement shall not otherwise be assignable by Escrow Agent without the prior written consent of the Company.

4.    MISCELLANEOUS PROVISIONS.

      4.1 REGISTRATION STATEMENT. The Company shall promptly notify Escrow Agent in writing of the date on which the Registration Statement has been declared effective. The Company acknowledges that Escrow Agent has not participated in the preparation of the Registration Statement. The Company shall promptly notify Escrow Agent of the entry of any stop order or any other notion which suspends the effectiveness of the Registration Statement. Escrow Agent may conclusively rely on any such notice from the Company and shall have no obligation to independently confirm the effectiveness of the Registration Statement or the entry of any stop order or suspension.

      4.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when actually received or on the second business day after being mailed by certified or registered United States mail, return receipted, addressed to the party to be notified at the address set forth on the signature page of this Agreement or such other address as the party may provide for such purpose.

      4.3 PARTIAL INVALIDITY. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

      4.4 ARBITRATION. Unless the relief sought requires the exercise of the equity powers of a court of competent jurisdiction, any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or the application or validity thereof, shall be submitted to arbitration. Such arbitration proceedings shall be held in Santa Barbara, California, in accordance with the rules then obtaining of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable. Any award rendered in any such arbitration proceedings shall be final and binding on each of the parties hereto, and judgment may be entered thereon in any court of competent jurisdiction.

      4.5 GOVERNING LAW. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties with respect thereto shall be governed by the laws of the State of California applicable to contracts made and to be fully performed in the State of California.

      4.6 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties relating to the subject matter of this Agreement, and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, either oral or written, between or among any of the Owners relating to the subject matter of this Agreement which are not fully expressed herein.

      4.7 BINDING NATURE. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, provided that Escrow Agent may not assign its obligations hereunder without the written consent of Company.

      4.8 REPORTS. Escrow Agent shall, on a monthly basis or otherwise as reasonable requested by the Company, provide the Company with a report as to the balance of the Escrow Funds and the interest earned thereon.

5. FEES AND EXPENSES. Upon execution of this Agreement and initial deposit of the Company Stockholders' Escrow Shares with the Escrow Agent, Escrow Agent will be entitled to fees in accordance with the Escrow Agent's fee schedules in effect at that time. The Escrow Agent will also be entitled to reimbursement on demand for extraordinary expenses incurred in performance of its duties hereunder including, without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder in accordance with the Escrow Agent's fee schedule in effect from time to time. Parent shall pay the reasonable fees and extraordinary expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder including reasonable legal fees incurred in connection with the preparation of this Agreement

6.       LIMITATION OF ESCROW AGENT'S LIABILITY.

(a) Neither Escrow Agent nor any of its directors, officers or employees shall incur any liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity accuracy or content of any document delivered to it nor shall the Escrow Agent be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement the Escrow Agent may rely on thc advice of counsel, including in-house counsel, and for any-thing done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Escrow Agent shall not be responsible for any of the agreements referred to herein, including the Registration Statement, but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement.

(b) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of thc following: (i) resign so a successor can be appointed hereof, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement. and Company will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent `s rights under this
Section 6(b) (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 3 hereof).

(c) The Company hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, damage liability on expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder including, but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises. In the event of any such claim of indemnity by the Escrow Agent, the Company shall advance immediately available funds in an amount sufficient to cover such costs or expenses, up to an aggregate amount of $5O,OOO for all such claims. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

(d)  The  Company  agrees  to  assume  any and all  obligations  imposed  now or hereafter by any applicable tax law with respect to the release of any Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such release or other activities under this Agreement. The Company undertakes to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. The Company agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

7. NOTICES. All notices, instruction and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, or (iii) via facsimile, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service, or upon confirmed receipt if sent by facsimile.


      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above-written.

SANTA BARBARA BANK & TRUST           ROEX, INC.


By:                                  By:
   -------------------------             -----------------------------
                                         Rodney H. Burreson, President